UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2018

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GRAN TIERRA ENERGY INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 900, 520-3 Avenue SW Calgary, Alberta, Canada T2P 0R3
(Address of Principal Executive Offices) (Zip Code)

(403) 265-3221
(Registrant’s Telephone Number, Including Area Code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 8, 2018, Gran Tierra Energy Inc. (“Gran Tierra”), its indirect, wholly-owned subsidiary, Gran Tierra Energy International Holdings Ltd. (“GTEIH”), and certain subsidiaries of Gran Tierra that guarantee its revolving credit facility (together with Gran Tierra, the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”), with several initial purchasers listed therein, relating to the sale by GTEIH of $300 million aggregate principal amount of GTEIH’s 6.25% Senior Notes due 2025 (the “Notes”) to be guaranteed on a senior unsecured basis by the Guarantors (the “Offering”).

The Notes are being issued in a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act and pursuant to certain prospectus exemptions in Canada. Subject to customary closing conditions, the sale of the Notes is expected to close on February 15, 2018.

The Purchase Agreement contains customary representations, warranties and agreements by GTEIH and the Guarantors. In addition, GTEIH and the Guarantors have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the initial purchasers may be required to make in respect of those liabilities.

GTEIH intends to use the net proceeds from the Offering (i) to repay the outstanding amounts borrowed under the revolving credit facility and (ii) for general corporate purposes, which may include development capital.

In the ordinary course of their respective businesses, the initial purchasers and certain of their respective affiliates have in the past and may in the future engage in investment banking or other transactions of a financial nature with Gran Tierra, including the provision of certain advisory services and the making of loans to Gran Tierra and its affiliates, for which they have received customary compensation. Certain of the initial purchasers are a direct or indirect wholly-owned subsidiary of, or have a significant shareholder who is a lender under the revolving credit facility. As a result, such entities will receive a portion of the net proceeds from the Offering to the extent GTEIH uses the net proceeds to repay borrowings outstanding under the revolving credit facility. Further, the mentioned initial purchasers will receive a fee in connection with the distribution of the Notes.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Information

On February 8, 2018, Gran Tierra issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the pricing of the Offering.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The Notes will not be registered under the Securities Act of 1933 or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act of 1933 and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Purchase Agreement, dated February 8, 2018, by and among Gran Tierra Energy International Holdings Ltd., Gran Tierra Energy Inc. and the subsidiary guarantors named therein, and Credit Suisse Securities (USA) LLC and RBC Capital Markets, LLC, as Representatives of the several initial purchasers.
99.1	Press Release issued by Gran Tierra dated February 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2018	GRAN TIERRA ENERGY INC.

	By:	/s/ Gary S. Guidry
		Name:	Gary S. Guidry
		Title:	President & Chief Executive Officer

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